LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT ("Agreement") is executed as of this _6th_ day of ___May____, 2014, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and INTERACTIVE INTELLIGENCE, INC., an Indiana corporation ("Tenant").

WHEREAS, Landlord and Tenant entered into a certain Office Lease Agreement dated April 1, 2001, as amended by instruments dated September 19, 2001, December 13, 2002, June 19, 2007, April 30, 2008, October 22, 2008, August 9, 2011, December 20, 2012, and April 15, 2013 (collectively, the "Lease"), whereby Tenant leases from Landlord certain premises consisting of (A) approximately 120,000 rentable square feet of space (the "Original Premises") located in an office building commonly known as Woodland Corporate Park V, 7601 Interactive Way, Indianapolis, Indiana 46278, (B) (i) approximately 39,951 rentable square feet of space (the "First Takedown Space"), (ii) approximately 22,930 rentable square feet of space (the "Second Takedown Space"), (iii) approximately 16,762 rentable square feet of space (the "Third Takedown Space"), (iv) approximately 258 rentable square feet of space (the "Second Additional Space"), (v) approximately 8,931 rentable square feet of space (the "Third Additional Space"), and (vi) approximately 39,685 rentable square feet of space (the “Fourth Additional Space”) for a total of approximately 128,517 rentable square feet of space located in an office building commonly known as Woodland Corporate Park VI, 7635 Interactive Way, Indianapolis, Indiana 46278 (collectively, the "Woodland VI Space"); and (C) (i) approximately 12,700 rentable square feet of space (the "Woodland I First Takedown Space"); (ii) 16,755 rentable square feet of space (the "Woodland I Second Takedown Space"); and (iii) 27,407 rentable square feet of space (the "Woodland I Third Takedown Space") for a total of approximately 56,862 rentable square feet of space located in an office building commonly known as Woodland Corporate Park I, located at 7602 Woodland Drive, Indianapolis, Indiana 46278 ("Woodland I Space").  The Original Premises, the Woodland VI Space, and Woodland I Space shall hereinafter together be referred to as the "Current Premises"; and

WHEREAS, Landlord and Tenant desire to terminate and cancel the Lease and to release each other from their respective obligations under the Lease as provided herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Agreement.

1.Provisions Respecting Termination of Lease.  The Lease shall be terminated and cancelled as of 11:59 p.m. on the Effective Date as defined in those certain Office Leases entered into by and between Landlord and Interactive Intelligence Group, Inc. dated simultaneously with this Agreement whereby Interactive Intelligence Group, Inc. will lease (i) approximately 112,500 rentable square feet of space from Landlord in a building to be built by Landlord commonly known as Woodland VII; (ii) approximately 151,950 rentable square feet of space from Landlord in the building commonly known as Woodland VI located at 7635 Interactive Way, Indianapolis, Indiana 46278; (iii) approximately 120,000 rentable square feet of space from Landlord in the building commonly known as Woodland V located at 7601 Interactive Way, Indianapolis, Indiana 46278; and (iv) approximately 56,862 rentable square feet of space from Landlord in the building commonly known as Woodland I located at 7602 Interactive Way, Indianapolis, Indiana 46278.

2.Release Upon Agreement.  Upon the Effective, Landlord and Tenant shall be released and discharged from their respective obligations under the Lease, and neither party shall have any further liability under the Lease, excluding, however, the obligations of Tenant attributable to any period of the Lease on or prior to the Effective Date (including without limitation the payment of Minimum Annual

Rent and the Annual Rental Adjustment) and any obligations of Tenant or Landlord under the Lease which survive termination thereof.

3.Contingency.  This Agreement is contingent upon Landlord entering into all of the Office Leases with Interactive Intelligence Group, Inc. as set forth in paragraph 1 above.  In the event this contingency is not satisfied, upon written notice from Landlord, this Agreement shall be void and of no further force or effect, and the Lease shall continue notwithstanding this Agreement.

5.Successorship.  This Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

6. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana.

7.Examination of Agreement.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, should not be relied upon by Tenant, and it is not effective or binding until execution by and delivery to both Landlord and Tenant.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGES]

EXECUTED as of the date set forth above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP,

an Indiana limited partnership

By:Duke Realty Corporation,

its general partner

By: /s/ Charles E. Podell_____

Charles E. Podell

Senior Vice President

Indiana

STATE OF _____Indiana______)

) SS:

COUNTY OF __Hamilton______)

Before me, a Notary Public in and for said County and State, personally appeared Charles E. Podell, by me known and by me known to be the Senior Vice President, Indiana, of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing "Lease Termination Agreement" on behalf of said partnership.

WITNESS my hand and Notarial Seal this _6__ day of _____May_____, 2014.

__/s/ Hope Dae Sun Walter__________

Notary Public

____ Hope Dae Sun Walter_________

(Printed Signature)

My Commission Expires: ___Aug. 30, 2014______

My County of Residence: ______Marion________

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

TENANT:

INTERACTIVE INTELLIGENCE GROUP, INC.,

an Indiana corporation

By:_____/s/ Stephen R. Head ______

Printed:____Stephen R. Head______

Title:____CFO___________

STATE OF ___Indiana_____)

) SS:

COUNTY OF __Marion______)

Before me, a Notary Public in and for said County and State, personally appeared ______Stephen R. Head_________, by me known to be the ___CFO__ of Interactive Intelligence Group, Inc., an Indiana corporation, who acknowledged the execution of the foregoing "Office Lease" on behalf of said corporation.

WITNESS my hand and Notarial Seal this _6__ day of _____May______, 2014.

__/s/ Kimberly A. Hays_______

Notary Public

__Kimberly A. Hays__________

(Printed Signature)

My Commission Expires: _____February 14, 2019_______

My County of Residence: ______Hamilton        ______

f:\real estate\indiana office\woodland corporate park\agreements\interactive intelligence termination (clean).doc 5/12/2014 3:49 PM